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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Maxim Integrated Products, Inc. of our report dated August 14, 2001, included in the 2001 Annual Report to Stockholders of Maxim Integrated Products, Inc.

Our audits also included the consolidated financial statement schedule of Maxim Integrated Products, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. We did not audit the financial statement schedule of Dallas Semiconductor Corporation, a wholly-owned subsidiary, which schedule reflects Additions Charged to Costs and Expenses, Deductions, and a Balance at End of Period of $1,000, $4000, and $477,000 as of and for the year ended December 31, 2000, respectively. That schedule was audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Dallas Semiconductor for the year ended December 31, 2000, is based solely on the report of the other auditors. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole and the report of other auditors, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-88535, 33-57849, 33-72186, 33-54026, 33-44485, 33-37470,
33-37469, 33-34728, 33-34519, 33-25639, 33-22147, and 333-58772) pertaining to the 1996 Stock Incentive Plan, the 1993 Incentive Stock Option Plan, the 1983 Supplemental Nonemployee Stock Option Plan, the 1987 Supplemental Stock Option Plan, the 1987 Employee Stock Option Participation Plan, the 1988 Nonemployee Director Stock Option Plan, the Amended and Restated 1987 Stock Option Plan, and the 1993 Officer and Director Stock Option Plan of Maxim Integrated Products, Inc. of our report dated August 14, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of Maxim Integrated Products, Inc.

                                             /s/ Ernst & Young LLP
                                             ---------------------

San Jose, California
September 21, 2001